Exhibit 99.1
DELTA PETROLEUM CORPORATION
Daniel Taylor, Chairman
Carl Lakey, President and CEO
Kevin Nanke, Treasurer and CFO
Broc Richardson, V.P. Corporate Development and IR
370 17th Street, Suite 4300
Denver, Colorado 80202
For Immediate Release
DELTA PETROLEUM CORPORATION ANNOUNCES TEN-FOR-ONE REVERSE COMMON STOCK SPLIT
DENVER, Colorado (July 12, 2011) — Delta Petroleum Corporation (Delta or the Company) (NASDAQ Capital Market: DPTR), an independent oil and gas exploration and development company, announced today that its shareholders have approved an amendment of the Company’s certificate of incorporation to effect a reverse stock split at an exchange ratio of 1-for-10, and to reduce the number of authorized shares of common stock from 600 million to 200 million. The reverse stock split will be effective at the opening of trading on July 13, 2011. Upon effect of the reverse stock split, the stock will trade with a “D” next to the symbol “DPTR” for 30 calendar days to signify the reverse stock split has occurred. With the effect of the reverse stock split, the Company expects to satisfy NASDAQ’s continued listing requirements.
When the reverse stock split becomes effective, every ten shares of issued and outstanding common stock will automatically be combined into one share of issued and outstanding common stock without any change in the par value per share. Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. The Company’s Transfer Agent is instructed to aggregate all fractional shares and arrange for them to be sold in sales conducted in an orderly fashion at a reasonable pace as soon as practicable after the effective time of the reverse stock split at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. After completing the sales, the Transfer Agent is instructed to send payment to each of the affected stockholders in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales.
ABOUT DELTA PETROLEUM
Delta Petroleum Corporation is an oil and gas exploration and development company based in Denver, Colorado. The Company’s core area of operation is the Piceance Basin of Colorado, which comprises the majority of its proved reserves, production and long-term growth prospects. Its common stock is listed on the NASDAQ Capital Market System under the symbol “DPTR.”
FORWARD-LOOKING STATEMENTS
Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, the consummation, effectiveness and completion of the reverse stock split and the timing thereof, the estimated number of shares of Delta common stock outstanding after the effectiveness of the reverse stock split and the satisfaction of NASDAQ’s continued listing requirements. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty, including without limitation, the ability to successfully consummate and complete the reverse stock split, including the required stock exchange and related notices and requirements, trading activity and pricing of the common stock after giving effect to the reverse stock split, Delta’s results of operations and financial condition, uncertainties in commodities prices, future drilling results, future production, regulations that might be adopted in the future that could, among other things, significantly limit or curtail hydraulic fracturing techniques used in the Piceance Basin, as well as general economic conditions, market conditions and competition. Please refer to the Company’s report on Form 10-K for the year ended December 31, 2010 and subsequent reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission for additional risks and uncertainties affecting the Company. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact the Company at (303) 293-9133 or via email at investorrelations@deltapetro.com
SOURCE:      Delta Petroleum Corporation